As filed with the Securities and Exchange Commission on July 1, 2008

Registration No. 033-52151

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Post-Effective Amendment

No. 1 to

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

EQUITABLE RESOURCES, INC.

(Exact name of Registrant as Specified in its Charter)

PENNSYLVANIA	25-0464690
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

225 North Shore Drive

Pittsburgh, PA  15212-5861

(Address, including zip code, of registrant’s principal executive offices)

1994 EQUITABLE RESOURCES, INC. LONG-TERM INCENTIVE PLAN

(Full Title of the Plan)

Lewis B. Gardner

Vice President and General Counsel

225 North Shore Drive

Pittsburgh, PA 15212

412-553-7760

(Name and address, including zip code and telephone number,

including area code, of agent for service)

Copy to:

Jeffrey G. Aromatorio, Esquire

Reed Smith LLP

435 Sixth Avenue

Pittsburgh, PA  15219

412-288-3364

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer  ☒    Accelerated Filer  ☐

Non-accelerated Filer  ☐ (Do not check if a smaller reporting company)       Smaller reporting company  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 033-52151) is being filed with the Securities and Exchange Commission to terminate the offering and to remove from registration the shares of common stock that were registered but which remain unsold as of the date of this amendment.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 30th day of June, 2008.

Equitable Resources, Inc.

By:	/s/ Philip P. Conti
Philip P. Conti
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on the 30th day of June, 2008.

Name	Title

/s/ Murry S. Gerber	Chairman and Chief Executive Officer
Murry S. Gerber	(Principal Executive Officer)

/s/ Philip P. Conti	Senior Vice President and Chief Financial
Philip P. Conti	Officer (Principal Financial Officer)

/s/ Theresa Z. Bone	Vice President and Corporate Controller
Theresa Z. Bone	(Principal Accounting Officer)

*	Director
Vicky A. Bailey

*	Director
Phyllis A. Domm

*	Director
Barbara S. Jeremiah

*	Director
George L. Miles, Jr.

/s/ David L. Porges	President, Chief Operating Officer and
David L. Porges	Director

*	Director
James E. Rohr

*	Director
David S. Shapira

*	Director
Lee T. Todd, Jr.

*	Director
James W. Whalen

* By:	/s/ Philip P. Conti
Philip P. Conti
Attorney-in-Fact